FOR IMMEDIATE RELEASE	Contact: Laura J. Wakeley Phone: 717-291-2616

Fulton Financial approves stock repurchase plan

(April 17) -- LANCASTER, Pa. – R. Scott Smith, Jr., chairman, chief executive officer and president of Fulton Financial Corporation (Nasdaq: FULT), a $14.7 billion Lancaster, PA-based financial holding company, today announced that the Corporation is authorized to repurchase up to one million shares, or approximately 0.6 percent of the company’s outstanding shares, through December 31, 2007 under a program approved today by its board of directors.

All shares that were authorized to be repurchased under the plan that was declared in March of 2006 and extended in December 2006 have been repurchased.

As of April 16, 2007, the Corporation had approximately 173 million shares of stock outstanding.

Smith said that any repurchased shares will be added to the corporate treasury and will be used for general corporate purposes.

Fulton Financial Corporation employs nearly 4,500 people and operates more than 260 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia.

Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

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2007